Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of November 24, 2020, by and among MetroMile, Inc., a Delaware corporation (the “Company”), Insurance Acquisition Sponsor II, LLC, a Delaware limited liability company (“Insurance Sponsor”), Dioptra Advisors II, LLC, a Delaware limited liability company (each, a “Sponsor” and, together with Insurance Sponsor, the “Sponsors”), and the officers and directors of INSU Acquisition Corp. II, a Delaware corporation (“Parent”), set forth on Schedule I hereto (such individuals, together with the Sponsors, each a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

Whereas, on November 24, 2020, Parent, INSU II Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger and Reorganization (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other transactions, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and each Company Share issued and outstanding as of immediately prior to the Effective Time will, in each case, be cancelled and automatically converted into the right to receive a certain number of shares of Parent Common Stock and/or cash in accordance with the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Class A common stock, par value $0.0001 per share, or Class B common stock, par value $0.0001 per share (the “Common Stock”), of Parent, set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock, the voting power over which is acquired by Stockholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 3.1 hereof (such period, the “Voting Period,” and such shares of Common Stock are collectively referred to herein as the “Subject Shares”);

Whereas, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1

VOTING AND SUPPORT AGREEMENT; COVENANTS

1.1 Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder shall be bound by and comply with Sections 5.12 (Exclusivity) and 5.5 (Public Announcements) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Stockholder was an original signatory to the Merger Agreement with respect to such provisions.

1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 7.1 thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of Parent, each Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC with respect to Parent (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Subject Shares or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); (any of the actions described in clauses (i) - (iii), a "Transfer"); provided, that Subject Shares may be Transferred to a Permitted Transferee (as defined in the Letter Agreement) of a Stockholder so long as such Permitted Transferee executes and delivers a joinder to this Agreement agreeing to be subject to the provisions of this Agreement applicable to a Stockholder.

1.3 New Shares. In the event that (a) any Subject Shares or other equity securities of Parent are issued to a Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares of, on or affecting Subject Shares or otherwise, (b) a Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other equity securities of Parent after the date of this Agreement, or (c) a Stockholder acquires the right to vote or share in the direction of voting of any Subject Shares or other equity securities of Parent after the date of this Agreement (such Subject Shares, collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares as of the date hereof.

1.4 Closing Date Deliverables. Each Stockholder, as applicable, shall deliver, substantially simultaneously with the Effective Time, a duly executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit C to the Merger Agreement.

1.5 Stockholder Agreements.

(a) Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Parent requested by Parent’s board of directors or undertaken as contemplated by the Transactions, such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares

(i) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof);

(ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Parent or Merger Sub contained in the Merger Agreement;

(iii) in favor of the proposals set forth in the Proxy Statement/Registration Statement; and

(iv) except as set forth in the Proxy Statement/Registration Statement, against the following actions or proposals: (A) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; and (B) (x) any amendment of the certificate of incorporation or bylaws of Parent; (y) any change in Parent’s corporate structure or business; or (z) any other action or proposal involving Parent or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of Parent’s closing conditions or obligations under the Merger Agreement not being satisfied.

Each Stockholder hereby agrees not to, directly or indirectly, enter into any agreement, commitment or arrangement with any person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article 1.

(b) Each Stockholder shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 2, 2020, by and among the Stockholders and Parent (the “Letter Agreement”), including the obligations of the Stockholders pursuant to Section 1 therein to not redeem any Subject Shares in connection with the transactions contemplated by the Merger Agreement.

(c) During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Section 7.1 thereof, each Stockholder shall not modify or amend any Contract between or among such Stockholder, anyone related by blood, marriage or adoption to such Stockholder or any Affiliate of such Stockholder (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Letter Agreement.

1.6 Further Assurances. Each Stockholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the Transactions on the terms and subject to the conditions set forth therein and herein.

1.7 No Inconsistent Agreement. Each Stockholder hereby represents and covenants that such Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

Article 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Stockholder) as follows:

(a) Organization; Due Authorization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Stockholder. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Stockholder.

(b) Ownership. Such Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Subject Shares, and there exist no Encumbrances or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Encumbrances pursuant to (i) this Agreement, (ii) the Parent Organizational Documents, (iii) the Merger Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. Such Subject Shares are the only equity securities in Parent owned of record or beneficially by such Stockholder on the date of this Agreement, and none of such Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Letter Agreement. Other than the Subject Shares, such Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder will not, (i) if such Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Stockholder or such Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Legal Proceedings pending against such Stockholder, or to the knowledge of such Stockholder threatened against such Stockholder, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Agreement.

(e) Brokerage Fees. Except as described on Section 4.5 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any fee or other commission in connection with the Transactions based upon arrangements made by such Stockholder, for which Parent or Merger Sub may become liable.

(f) Acknowledgment. Such Stockholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Article 3

MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Parent and (c) the written agreement of the Stockholders, Parent, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article 3 shall survive the termination of this Agreement.

3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

3.3 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and the Stockholders.

3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

INSU Acquisition Corp. II
2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
Attention: Amanda Abrams
Phone: (484) 459-3476
Email: aabrams@cohenandcompany.com

with a copy (which shall not constitute notice) to:

Ledgewood P.C.
Two Commerce Square, Suite 3400
2001 Market Street
Philadelphia, PA 19103
Attention: Derick S. Kauffman
Phone: (215) 731-9450
Facsimile: (215) 735-2513
Email: dkauffman@ledgewood.com

If to the Company:

MetroMile, Inc.
425 Market Street #700
San Francisco, CA 94105
Attention: Dan Preston

with a copy (which shall not constitute notice) to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Attention: Rachel Proffitt
Phone: (415) 693-2000
Email: rproffitt@cooley.com; gosterman@cooley.com

If to a Stockholder:

To such Stockholder’s address set forth on the signature pages hereto with a copy (which will not constitute notice) to:

Ledgewood P.C.
Two Commerce Square, Suite 3400
2001 Market Street
Philadelphia, PA 19103
Attention: Derick S. Kauffman
Phone: (215) 731-9450
Facsimile: (215) 735-2513
Email: dkauffman@ledgewood.com

3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[The Remainder of this Page Is Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:

INSU Acquisition Corp. II

By:	/s/ John M. Butler
Name:	John M. Butler
Title:	President and Chief Executive Officer

Signature Page to Sponsor Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

MetroMile, Inc.

By:	/s/ Dan Preston
Name:	Dan Preston
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPONSORS:

Insurance Acquisition Sponsor II, LLC

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Chief Executive Officer

Address:

Email:

Dioptra Advisors II, LLC

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Chief Executive Officer

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Daniel G. Cohen
Name:	Daniel G. Cohen

Address:

Email:

/s/ John M. Butler
Name:	John M. Butler

Address:

Email:

/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.

Address:

Email:

/s/ John C. Chrystal
Name:	John C. Chrystal

Address:

Email:

/s/ Sheila Nicoll
Name:	Sheila Nicoll

Address:

Email:

/s/ Sasson Posner
Name:	Sasson Posner

Address:

Email:

/s/ Andrew Hohns
Name:	Andrew Hohns

Address:

Email:

SCHEDULE I

Beneficial Ownership of Securities

Stockholder	Number of Shares of Common Stock	Number of Warrants
Insurance Acquisition Sponsor II, LLC	452,500 (Class A) 2,310,000 (Class B)	150,833
Dioptra Advisors II, LLC	5,536,667 (Class B)	-
Daniel G. Cohen[1]	452,500 (Class A) 7,846,667 (Class B)	150,833
John M. Butler	-	-
Joseph W. Pooler, Jr.	-	-
John C. Chrystal	-	-
Sheila Nicoll	-	-
Sasson Posner	-	-
Andrew Hohns	-	-

Total	452,500 (Class A) 7,846,667 (Class B)	150,833

1 Note: Held directly by Insurance Acquisition Sponsor II, LLC and Dioptra Advisors II, LLC.